UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

HILLEVAX, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41365	85-0545060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 213-5054

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer; Officer Transitions

Effective January 16, 2024 (the “Transition Date”), the Board of Directors (the “Board”) of HilleVax, Inc. (the “Company”) appointed Sean McLoughlin to serve as the Company’s Chief Operating Officer, replacing Aditya Kohli. On the Transition Date, in connection with Mr. McLoughlin’s appointment, Dr. Kohli resigned as Chief Operating Officer and will continue his employment with the Company in an executive capacity. Effective February 19, 2024, Dr. Kohli will succeed David Socks as the Company’s Chief Business Officer; Mr. Socks’ employment with the Company will terminate and he will continue as a consultant to the Company as of such date.

Mr. McLoughlin, age 52, previously held a number of roles of increasing responsibility at GlaxoSmithKline from May 1998 to January 2024. Most recently, he served as VP Global Commercial Lead – RSV from February 2021 to January 2024. Prior to that, he served as the New Product Strategy Lead of the Vaccines Business Unit from June 2019 to February 2021. Mr. McLoughlin holds a B.Sc. in Accounting from Queen’s University of Belfast, Ireland, an M.B.A. from St. Joseph’s University, and a Certificate of Professional Development from The Wharton School Artesty Institute of Executive Education.

There are no family relationships between either Mr. McLoughlin and any director or executive officer of the Company, and each of them has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(k) of Regulation S-K.

In connection with Mr. McLoughlin’s appointment as the Company’s Chief Operating Officer, the Company entered into an employment letter with Mr. McLoughlin. The employment letter for Mr. McLoughlin provides for an annual base salary of $450,000, an annual target bonus equal to 45% of Mr. McLoughlin’s annual base salary and a sign on bonus in the amount of $200,000, which is subject to full or partial repayment if Mr. McLoughlin voluntarily terminates employment for any reason prior to the second anniversary of his commencement of employment with the Company. Additionally, under the employment letter, Mr. McLoughlin is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Pursuant to Mr. McLoughlin’s employment letter, he will receive stock options to purchase 250,000 shares of our common stock pursuant to our 2022 Incentive Award Plan. The option will have an exercise price per share equal to the fair market value on the grant date. The option will vest over a four-year period, with 25% of the shares vesting on the first anniversary of his start date, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to Mr. McLoughlin’s continuous service.

Regardless of the manner in which Mr. McLoughlin’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Mr. McLoughlin will be entitled to certain severance benefits under his employment letter, subject to execution of a release of claims, return of all company property, compliance with post-termination obligations and resignation from positions with us.

Mr. McLoughlin’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without “cause” or resignation for “good reason” (each as defined in the employment letter) outside of a change in control period (as defined below), Mr. McLoughlin will be entitled to: (1) continuation of his base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to his target bonus for the year during which such termination occurs, prorated for the portion of the calendar year in which his termination occurs that has elapsed prior to such termination, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (3) payments of the COBRA premiums for his and his eligible dependents until the earliest of (a) the end of the severance period, (b) expiration of his eligibility for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period.

Upon a termination without cause or resignation for good reason that occurs 24 months after a change in control (the “change in control period”), Mr. McLoughlin will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 12 months, (2) he will be entitled to a lump sum payment equal to his target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the effective date of his release.

In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. McLoughlin than receiving the full amount of such payments.

Mr. McLoughlin has entered into the Company’s standard form of indemnification agreement for its directors and officers.

The description of the employment letter contained in this Item 5.02 is qualified in its entirety by reference to the full text of the employment letter, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HilleVax, Inc.

Date:	January 18, 2024	By:	/s/ Paul S. Bavier
		Name:	Paul S. Bavier
		Title:	General Counsel and Chief Administrative Officer